                                                                     EXHIBIT 4.6







                              AMENDED AND RESTATED

                             LCC INTERNATIONAL, INC.

                         1996 EMPLOYEE STOCK OPTION PLAN
                        --------------------------------


                                TABLE OF CONTENTS


                                                                                   PAGE
                                                                                  ------


1.      PURPOSE.......................................................................1

2.      DEFINITIONS...................................................................1

3.      ADMINISTRATION................................................................3
        3.1.   Committee..............................................................3
        3.2.   No Liability...........................................................4

4.      STOCK.........................................................................4

5.      ELIGIBILITY...................................................................4

6.      EFFECTIVE DATE AND TERM.......................................................4
        6.1.   Effective Date.........................................................4
        6.2.   Term...................................................................5

7.      GRANT OF OPTIONS..............................................................5

8.      LIMITATION ON INCENTIVE STOCK OPTIONS.........................................5

9.      OPTION AGREEMENTS.............................................................5

10.     OPTION PRICE..................................................................6

11.     TERM AND EXERCISE OF OPTIONS..................................................6
        11.1.  Term...................................................................6
        11.2.  Exercise by Optionee...................................................6
        11.3.  Option Period and Limitations on Exercise..............................7
        11.4.  Method of Exercise.....................................................7

12.     TRANSFERABILITY OF OPTIONS....................................................8

13.     TERMINATION OF SERVICE RELATIONSHIP...........................................8

14.     RIGHTS IN THE EVENT OF DEATH OR DISABILITY....................................9
        14.1.  Death..................................................................9
        14.2.  Disability............................................................10

15.     USE OF PROCEEDS..............................................................10

16.     SECURITIES LAWS..............................................................10

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



17.     EXCHANGE ACT: RULE 16b-3.....................................................11

18.     AMENDMENT AND TERMINATION....................................................11

19.     EFFECT OF CHANGES IN CAPITALIZATION..........................................12
        19.1   Changes in Stock......................................................12
        19.2.  Reorganization With Corporation Surviving.............................12
        19.3.  Other Reorganizations; Sale of Assets or Stock........................13
        19.4.  Adjustments...........................................................13
        19.5.  No Limitations on Corporation.........................................14
        19.6.  Change In Control.....................................................14

20.     WITHHOLDING..................................................................14

21.     DISCLAIMER OF RIGHTS.........................................................15

22.     NONEXCLUSIVITY...............................................................15

23.     GOVERNING LAW................................................................15


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                              AMENDED AND RESTATED
                             LCC INTERNATIONAL, INC.
                             1996 STOCK OPTION PLAN


        LCC INTERNATIONAL, INC., a Delaware corporation (the "Corporation"), sets forth herein the terms of the Amended and Restated 1996 Employee Stock Option Plan (the "Plan") as follows:


1.      PURPOSE

        The Plan is intended to advance the interests of the Corporation by providing eligible individuals (as designated pursuant to Section 5 hereof) an opportunity to acquire or increase a proprietary interest in the Corporation, which thereby will create a stronger incentive to expend maximum effort for the growth and success of the Corporation and its subsidiaries and will encourage such eligible individuals to continue to service the Corporation. Each stock option granted under the Plan is intended to be an Incentive Stock Option within the meaning of Section 422 of the Code, except (a) to the extent that any such Option would exceed the limitations set forth in Section 8 hereof and (b) for Options specifically designated at the time of grant as not being Incentive Stock Options.


2.      DEFINITIONS

        For purposes of interpreting the Plan and related documents (including Option Agreements), the following definitions shall apply:

                2.1 "Affiliate" means LCC International, Inc. and any company or other trade or business that is controlled by or under common control with the Corporation, (determined in accordance with the principles of Section 414(b) and 414(c) of the Code and the regulations thereunder) or is an affiliate of the Corporation within the meaning of Rule 405 of Regulation C under the 1933 Act.

                2.2     "Board" means the Board of Directors of the Corporation.

                2.3 "Cause" means, unless otherwise defined in an Option Agreement, (i) gross negligence or willful misconduct in connection with the performance of duties; (ii) conviction of a criminal offense (other than minor traffic offenses); or (iii) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between Optionee and the Corporation or any of its Subsidiaries or Affiliates.

                2.4 "Code" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

                2.5 "Committee" means the Compensation and Stock Option Committee of the Board which must consist of no fewer than two members of the Board and shall be appointed by the Board.

                2.6     "Corporation" means LCC International, Inc.

                2.7 "Effective Date" means the date of adoption of the Plan by the Board.

                2.8 "Employer" means LCC International, Inc. or other Affiliate which employs the designated recipient of an Option.

                2.9 "Exchange Act" means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

                2.10 "Fair Market Value" means the value of each share of Stock subject to the Plan determined as follows: if on the Grant Date or other determination date the shares of Stock are listed on an established national or regional stock exchange, are admitted to quotation on the National Association of Securities Dealers Automated Quotation System, or are publicly traded on an established securities market, the Fair Market Value of the shares of Stock shall be the closing price of the shares of Stock on such exchange or in such market (the highest such closing price if there is more than one such exchange or market) on the trading day immediately preceding the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of the shares of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the shares of Stock are not listed on such an exchange, quoted on such System or traded on such a market, Fair Market Value shall be determined by the Board in good faith.

                2.11 "Grant Date" means the later of (i) the date as of which the Committee approves the grant and (ii) the date as of which the Optionee and the Corporation or Affiliate enter the relationship resulting in the Optionee being eligible for grants.

                2.12 "Incentive Stock Option" means an "incentive stock option" within the meaning of section 422 of the Code.

                2.13 "Option" means an option to purchase one or more shares of Stock pursuant to the Plan.

                2.14 "Option Agreement" means the written agreement evidencing the grant of an Option hereunder.

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

                2.15 "Optionee" means a person who holds an Option under the Plan.

                2.16 "Option Period" means the period during which Options may be exercised as defined in Section 11.

                2.17 "Option Price" means the purchase price for each share of Stock subject to an Option.

                2.18 "Plan" means the Amended and Restated LCC International, Inc. 1996 Employee Stock Option Plan.

                2.19 "Publicly Traded" means the Stock is listed on an established national or regional stock exchange or is admitted to quotation on the National Association of Securities Dealers Automated Quotation System, or is publicly traded in an established securities market.

                2.20 "1933 Act" means the Securities Act of 1933, as now in effect or as hereafter amended.

                2.21 "Service Relationship" means the provision of bona fide services to the Corporation, a Subsidiary or an Affiliate as an employee, director, advisor or consultant.

                2.22 "Stock" mean the shares of Class A common stock, par value $.01 per share, of the Corporation.

                2.23 "Subsidiary" means any "subsidiary corporation" of the Corporation within the meaning of Section 425(f) of the Code.


3.      ADMINISTRATION


        3.1.    COMMITTEE

        The Plan shall be administered by the Committee appointed by the Board, which shall have the full power and authority to take all actions and to make all determinations required or provided for under the Plan or any Option granted or Option Agreement entered into hereunder and all such other actions and determinations not inconsistent with the specific terms and provisions of the Plan deemed by the Committee to be necessary or appropriate to the administration of the Plan or any Option granted or Option Agreement entered into hereunder. The interpretation and construction by the Committee of any provision of the Plan or of any Option granted or Option Agreement entered into hereunder shall be final and conclusive. To the extent permitted by law, the Committee may delegate its authority under the Plan to a single member committee of the Board of Directors.

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


        3.2.    NO LIABILITY

        No member of the Board or of the Committee shall be liable for any action or determination made, or any failure to take or make an action or determination, in good faith with respect to the Plan or any Option granted or Option Agreement entered into hereunder.


4.      STOCK

        The stock that may be issued pursuant to Options granted under the Plan shall be Stock, which shares may be treasury shares or authorized but unissued shares. The number of shares of Stock that may be issued pursuant to Options granted under the Plan shall not exceed in the aggregate 8,825,000 shares of Stock, which number of shares is subject to adjustment as provided in Section 19 hereof. If any Option expires, terminates or is terminated for any reason prior to exercise in full, the shares of Stock that were subject to the unexercised portion of such Option shall be available for future Options granted under the Plan.


5.      ELIGIBILITY

        Options may be granted under the Plan to (i) any officer or key employee of the Corporation, any Subsidiary or any Affiliate (including any such officer or key employee who is also a director of the Corporation, any Subsidiary or any Affiliate) or (ii) any other individual whose participation in the Plan is determined to be in the best interests of the Corporation by the Committee. An individual may hold more than one Option, subject to such restrictions as are provided herein.


6.      EFFECTIVE DATE AND TERM


        6.1.    EFFECTIVE DATE

        The Plan shall become effective as of the date of adoption by the Board, subject to stockholders' approval of the Plan within one year of such effective date by a majority of the votes cast at a duly held meeting of the stockholders of the Corporation at which a quorum representing a majority of all outstanding stock is present, either in person or by proxy, and voting on the matter, or by written consent in accordance with applicable state law and the Certificate of Incorporation and By-Laws of the Corporation and in a manner that satisfies the requirements of Rule 16b-3(b) of the Exchange Act; provided, however, that upon approval of the Plan by the stockholders of the Corporation, all Options granted under the Plan on or after the effective date shall be fully effective as if the stockholders of the Corporation had approved the Plan on the effective date. If the stockholders fail to


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

approve the Plan within one year of such effective date, any Options granted hereunder shall be null, void and of no effect.


        6.2.    TERM

        The Plan shall terminate on the date 10 years after the effective date.


7.      GRANT OF OPTIONS

               Subject to the terms and conditions of the Plan, the Committee may, at any time and from time to time prior to the date of termination of the Plan, grant to such eligible individuals as the Committee may determine Options to purchase such number of shares of Stock on such terms and conditions as the Committee may determine, including any terms or conditions which may be necessary to qualify such Options as Incentive Stock Options. Without limiting the foregoing, the Committee may at any time, with the consent of the Optionee, amend the terms of outstanding Options or issue new Options in exchange for the surrender and cancellation of outstanding Options. The date on which the Committee approves the grant of an Option (or such later date as is specified by the Committee) shall be considered the date on which such Option is granted. The maximum number of shares of Stock subject to Options that can be awarded under the Plan to any person is 1,000,000 shares, which number of shares is subject to adjustment as provided in Section 19 hereof.


8.      LIMITATION ON INCENTIVE STOCK OPTIONS

        An Option (other than an Option described in Section 1 hereof) shall constitute an Incentive Stock Option only to the extent that the aggregate fair market value (determined at the time the Option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under the Plan and all other plans of the Optionee's employer corporation and its parent and subsidiary corporations within the meaning of Section 422(d) of the Code) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which such Options were granted.


9.      OPTION AGREEMENTS

        All Options granted pursuant to the Plan shall be evidenced by written agreements to be executed by the Corporation and the Optionee, in such form or forms as the Committee shall from time to time determine. Option Agreements covering Options granted from time to time or at the same time need not contain


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

similar provisions; provided, however, that all such Option Agreements shall comply with all terms of the Plan.


10.     OPTION PRICE

        The purchase price of each share of Stock subject to an Option shall be fixed by the Committee and stated in each Option Agreement. In the case of an Option that is intended to constitute an Incentive Stock Option, the Option Price shall be not less than the greater of par value or 100 percent of the fair market value of a share of the Stock covered by the Option on the date the Option is granted (as determined in good faith by the Committee); provided, however, that in the event the Optionee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than 10 percent), the Option Price of an Option which is intended to be an Incentive Stock Option shall be not less than the greater of par value or 110 percent of the fair market value of a share of the Stock covered by the Option at the time such Option is granted. In the case of an Option not intended to constitute an Incentive Stock Option, the Option Price shall be not less than the par value of a share of the Stock covered by the Option on the date the Option is granted (as determined in good faith by the Committee).


11.     TERM AND EXERCISE OF OPTIONS


        11.1.   TERM

        Each Option granted under the Plan shall terminate and all rights to purchase shares thereunder shall cease upon the expiration of 10 years from the date such Option is granted, or on such date prior thereto as may be fixed by the Committee and stated in the Option Agreement relating to such Option; provided, however, that in the event the Optionee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than 10 percent), an Option granted to such Optionee which is intended to be an Incentive Stock Option shall in no event be exercisable after the expiration of five years from the date it is granted.


        11.2.   EXERCISE BY OPTIONEE

        Only the Optionee receiving an Option (or, in the event of the Optionee's legal incapacity or incompetency, the Optionee's guardian or legal representative, and in the case of the Optionee's death, the Optionee's estate) may exercise the Option.

        11.3.   OPTION PERIOD AND LIMITATIONS ON EXERCISE

        Each Option granted under the Plan shall be exercisable in whole or in part at any time and from time to time over a period commencing on or after the date of grant of the Option and ending upon the expiration or termination of the Option, as the Committee shall determine and set forth in the Option Agreement relating to such Option. Without limitation of the foregoing, the Committee, subject to the terms and conditions of the Plan, may in its sole discretion provide that an Option may not be exercised in whole or in part for any period or periods of time during which such Option is outstanding as the Committee shall determine and set forth in the Option Agreement relating to such Option. Any such limitation on the exercise of an Option contained in any Option Agreement may be rescinded, modified or waived by the Committee, in its sole discretion, at any time and from time to time after the date of grant of such Option. Notwithstanding any other provisions of the Plan, no Option shall be exercisable in whole or in part prior to the date the Plan is approved by the stockholders of the Corporation as provided in Section 6.1 hereof.


        11.4.   METHOD OF EXERCISE

        An Option that is exercisable hereunder may be exercised by delivery to the Corporation on any business day, at its principal office addressed to the attention of the Committee, of written notice of exercise, which notice shall specify the number of shares for which the Option is being exercised, and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised. Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option shall be made, as determined by the Committee and set forth in the Option Agreement pertaining to an Option, (a) in cash or by certified check payable to the order of the Corporation; (b) through the tender to the Corporation of shares of Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their Fair Market Value on the date of exercise; or (c) by a combination of the methods described in Sections 11.4(a) and 11.4(b) hereof; provided, however, that the Committee may in its discretion impose and set forth in the Option Agreement pertaining to an Option such limitations or prohibitions on the use of shares of Stock to exercise Options as it deems appropriate. Payment in full of the Option Price need not accompany the written notice of exercise provided the notice directs that the Stock certificate or certificates for the shares for which the Option is exercised be delivered to a licensed broker acceptable to the Corporation as the agent for the individual exercising the Option and, at the time such Stock certificate or certificates are delivered, the broker tenders to the Corporation cash (or cash equivalents acceptable to the Corporation) equal to the Option Price plus the amount (if any) of federal and/or other taxes which the Corporation may, in its judgment, be required to withhold with respect to the exercise of the Option. An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect. Promptly after the exercise of an Option and the payment in full of the Option Price of the shares of Stock covered thereby, the individual exercising the Option shall be entitled to the issuance of a Stock certificate or certificates evidencing such individual's ownership of such shares. A separate Stock certificate or certificates shall be issued for any shares purchased pursuant to the exercise of an Option which is an Incentive Stock Option, which certificate or certificates shall not include any shares which were purchased pursuant to the exercise of an Option which is not an Incentive Stock Option. An individual holding or exercising an Option shall have none of the rights of a stockholder until the shares of Stock covered thereby are fully paid and issued to such individual and, except as provided in
Section 19 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance.


12.     TRANSFERABILITY OF OPTIONS

        No Option shall be assignable or transferable by the Optionee to whom it is granted, other than by will or the laws of descent and distribution.

13.     TERMINATION OF SERVICE RELATIONSHIP

        Upon the termination of the Service Relationship of an Optionee with the Corporation, a Subsidiary or an Affiliate, other than by reason of the death or "permanent and total disability" (within the meaning of Section 22(e) (3) of the Code) of such Optionee or for Cause, any Option granted to an Optionee pursuant to the Plan shall continue to be exercisable only to the extent that it was exercisable immediately before such termination; provided, however, such Option shall terminate thirty days after the date of such termination of Service Relationship, unless earlier terminated pursuant to Section 11.1 hereof, and such Optionee shall have no further right to purchase shares of Stock pursuant to such Option; and provided further, that the Committee may provide, by inclusion of appropriate language in any Option Agreement, that an Optionee may (subject to the general limitations on exercise set forth in Section 11.3 hereof), in the event of termination of the Service Relationship of the Optionee with the Corporation, a Subsidiary or an Affiliate, exercise an Option, in whole or in part, at any time subsequent to such termination of Service Relationship and prior to termination of the Option pursuant to Section 11.1 hereof, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 11.3 hereof, as the Committee, in its sole and absolute discretion, shall determine and set forth in the Option Agreement. Upon the termination of the Service Relationship of an Optionee with the Corporation, a Subsidiary or an Affiliate for Cause, any Option granted to an Optionee pursuant to the Plan shall terminate and such Optionee shall have no further right to purchase shares of Stock pursuant to such Option; and provided however, that the Committee may provide, by inclusion of appropriate language in any Option Agreement, that an Optionee may (subject to the general limitations on exercise set forth in Section 11.3 hereof), in the event of termination of the Service Relationship of the Optionee with the Corporation, a Subsidiary or an Affiliate for Cause, exercise an Option, in whole or in part, at any time subsequent to such termination of Service Relationship and prior to termination of the Option pursuant to Section 11.1 hereof, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section
11.3 hereof, as the Committee, in its sole and absolute discretion, shall determine and set forth in the Option Agreement. Whether a leave of absence or leave on military or government service shall constitute a termination of Service Relationship for purposes of the Plan shall be determined by the Committee, which determination shall be final and conclusive. For purposes of the Plan, including without limitation this Section 12 and Section 14, unless otherwise provided in an Option Agreement, a termination of Service Relationship with the Corporation, a Subsidiary or an Affiliate shall not be deemed to occur if the Optionee immediately thereafter has a Service Relationship with the Corporation, any other Subsidiary or any other Affiliate.


14.     RIGHTS IN THE EVENT OF DEATH OR DISABILITY


        14.1.   DEATH

        If an Optionee dies while in a Service Relationship with the Corporation, a Subsidiary or an Affiliate or within the period following the termination of such Service Relationship during which the Option is exercisable under Section 13 or 14.2 hereof, the executors, administrators, legatees or distributees of such Optionee's estate shall have the right (subject to the general limitations on exercise set forth in Section 11.3 hereof), at any time within 180 days after the date of such Optionee's death and prior to termination of the Option pursuant to Section 11.1 hereof, to exercise, in whole or in part, any Option held by such Optionee at the date of such Optionee's death, to the extent such Option was exercisable immediately prior to such Optionee's death; provided, however, that the Committee may provide by inclusion of appropriate language in any Option Agreement that, in the event of the death of an Optionee, the executors, administrators, legatees or distributees of such Optionee's estate may exercise an Option (subject to the general limitations on exercise set forth in Section 11.3 hereof), in whole or in part, at any time subsequent to such Optionee's death and prior to termination of the Option pursuant to
Section 11.1 hereof, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 11.3 hereof, as the Committee, in its sole and absolute discretion, shall determine and set forth in the Option Agreement.

        14.2.   DISABILITY

        If an Optionee terminates a Service Relationship with the Corporation, a Subsidiary or an Affiliate by reason of the "permanent and total disability" (within the meaning of Section 22(e) (3) of the Code) of such Optionee, then such Optionee shall have the right (subject to the general limitations on exercise set forth in Section 11.3 hereof), at any time within 180 days after such termination of Service Relationship and prior to termination of the Option pursuant to Section 11.1 hereof, to exercise, in whole or in part, any Option held by such Optionee at the date of such termination of Service Relationship, to the extent such Option was exercisable immediately prior to such termination of Service Relationship; provided, however, that the Committee may provide, by inclusion of appropriate language in any Option Agreement, that an Optionee may (subject to the general limitations on exercise set forth in Section 11.3 hereof), in the event of the termination of the Service Relationship of the Optionee with the Corporation or a Subsidiary by reason of the "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Optionee, exercise an Option, in whole or in part, at any time subsequent to such termination of Service Relationship and prior to termination of the Option pursuant to Section 11.1 hereof, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 11.3 hereof, as the Committee, in its sole and absolute discretion, shall determine and set forth in the Option Agreement. Whether a termination of a Service Relationship is to be considered by reason of "permanent and total disability" for purposes of the Plan shall be determined by the Committee, which determination shall be final and conclusive.


15.     USE OF PROCEEDS

        The proceeds received by the Corporation from the sale of Stock pursuant to Options granted under the Plan shall constitute general funds of the Corporation.


16.     SECURITIES LAWS

        The Corporation shall not be required to sell or issue any shares of Stock under any Option if the sale or issuance of such shares would constitute a violation by the individual exercising the Option or by the Corporation of any provisions of any law or regulation of any governmental authority, including, without limitation, any federal or state securities laws or regulations. If at any time the Corporation shall determine, in its discretion, that the listing, registration or qualification of any shares subject to the Option upon any securities exchange or under any state or federal law, or the consent of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Corporation, and any delay caused thereby shall in no way affect the date of termination of the Option. Specifically in connection with the Securities Act, upon exercise of any Option, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock covered by such Option, the Corporation shall not be required to sell or issue such shares unless the Corporation has received evidence satisfactory to the Corporation that the Optionee may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Corporation shall be final and conclusive. The Corporation may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Corporation shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable unless and until the shares of Stock covered by such Option are registered or are subject to an available exemption from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.


17.     EXCHANGE ACT: RULE 16b-3

        During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Options granted pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.


18.     AMENDMENT AND TERMINATION

        The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Stock as to which Options have not been granted; provided, however, that no amendment by the Board shall, without approval by a majority of the votes cast at a duly held meeting of the stockholders of the Corporation at which a quorum representing a majority of all outstanding stock is present, either in person or by proxy, and voting on the amendment, or by written consent in accordance with applicable state law and the Certificate of Incorporation and By-Laws of the Corporation, materially change the requirements as to eligibility to receive Options or increase the maximum number of shares of Stock in the aggregate that may be sold pursuant to Options granted under the Plan (except as permitted under Section 19 hereof). The Corporation also may retain the right in an Option Agreement to cause a forfeiture of the shares or gain realized by an Optionee on account of the Optionee taking actions in "competition with the Corporation," as defined in the applicable Option Agreement. Furthermore, the Corporation may, in the Option Agreement, retain the right to annul the grant of an Option if the holder of such grant had a Service Relationship with the Corporation, a Subsidiary, or an Affiliate and is terminated "for cause," as defined in the applicable Option Agreement. Except as permitted under Section 19 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the Optionee, alter or impair rights or obligations under any Option theretofore granted under the Plan.


19.     EFFECT OF CHANGES IN CAPITALIZATION


        19.1    CHANGES IN STOCK

        If the number of outstanding shares of Stock is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Corporation by reason of any recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Corporation, occurring after the effective date of the Plan, a proportionate and appropriate adjustment shall be made by the Corporation in the number and kind of shares for which Options are outstanding, so that the proportionate interest of the Optionee immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to shares subject to the unexercised portion of the Option outstanding but shall include a corresponding proportionate adjustment in the Option Price per share.


        19.2.   REORGANIZATION WITH CORPORATION SURVIVING

        Subject to Section 19.3 hereof, if the Corporation shall be the surviving entity in any reorganization, merger or consolidation of the Corporation with one or more other entities, any Option theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger or consolidation.


        19.3.   OTHER REORGANIZATIONS; SALE OF ASSETS OR STOCK

        Upon the dissolution or liquidation of the Corporation, or upon a merger, consolidation or reorganization of the Corporation with one or more other entities in which the Corporation is not the surviving entity, or upon a sale of substantially all of the assets of the Corporation to another person or entity, or upon any transaction (including, without limitation, a merger or reorganization in which the Corporation is the surviving entity) approved by the Board that results in any person or entity (other than persons who are holders of stock of the Corporation at the time the Plan is approved by the Stockholders and other than an Affiliate) owning 80 percent or more of the combined voting power of all classes of stock of the Corporation, the Plan and all Options outstanding hereunder shall terminate, except to the extent provision is made in connection with such transaction for the assumption of the Options theretofore granted, or for the substitution for such Options of new options covering the stock or other equity interest of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and Options theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan and the Options, each Optionee shall have the right (subject to the general limitations on exercise set forth in Section 11.3 hereof and except as otherwise specifically provided in the Option Agreement relating to such Option), immediately prior to the occurrence of such termination and during such period occurring prior to such termination as the Committee in its sole discretion shall designate, to exercise such Option in whole or in part, to the extent such Option was otherwise exercisable at the time such termination occurs, but subject to any additional provisions that the Committee may, in its sole discretion, include in any Option Agreement. The Committee shall send written notice of an event that will result in such a termination to all Optionees not later than the time at which the Corporation gives notice thereof to its stockholders.


        19.4.   ADJUSTMENTS

        Adjustments under this Section 19 relating to stock or securities of the Corporation shall be made by the Committee, whose determination in that respect shall be final and conclusive. No fractional shares of Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

        19.5.   NO LIMITATIONS ON CORPORATION

        The grant of an Option pursuant to the Plan shall not affect or limit in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.


        19.6.   CHANGE IN CONTROL

        Unless otherwise provided in the Option Agreement, to the extent it remains outstanding and unexercised, each Option shall be deemed to have vested in full immediately prior to the occurrence of a Change in Control. A "Change in Control" shall mean the occurrence of any of the following events: (i) the dissolution or liquidation of the Corporation, (ii) the sale of all or substantially all of the assets of the Corporation to another person or entity,
(iii) a merger, consolidation or reorganization of the Corporation with one or more other persons or entities where the Corporation is not the surviving entity, or (iv) a merger, acquisition or other transaction in which the Corporation is the surviving corporation that results in any person or entity (other than persons who are holders of 5% or more of the stock of the Corporation at the time the transaction is approved by the shareholders and other than any Affiliate) acquiring beneficial ownership of 51% or more of the combined voting power of all classes of stock of the Corporation, excluding any change in voting control arising as a result of the conversion of Class "B" common stock of the Corporation to Class "A" common stock of the Corporation or any distribution by RF Investors, L.L.C. to any of its direct or indirect owners, investors or their respective affiliates (within the meaning of Rule 405 of Regulation C under the 1933 Act). Any termination of an Option in connection with a Change in Control, the period during which the Option may be exercised prior to such termination, and the required notice to be provided by the Corporation to the Optionee prior to such termination shall be determined according to Section 19.3 above.


20.     WITHHOLDING

        The Corporation or a Subsidiary may be obligated to withhold federal and local income taxes and Social Security taxes to the extent that an Optionee realizes ordinary income in connection with the exercise of an Option. The Corporation or a Subsidiary may withhold amounts needed to cover such taxes from payments otherwise due and owing to an Optionee, and upon demand the Optionee will promptly pay to the Corporation or a Subsidiary having such obligation any additional amounts as may be necessary to satisfy such withholding tax obligation. Such payment shall be made in cash or cash equivalents.

21.     DISCLAIMER OF RIGHTS

        No provision in the Plan or in any Option granted or Option Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ of the Corporation, any Subsidiary or any Affiliate, or to interfere in any way with the right and authority of the Corporation, any Subsidiary or any Affiliate either to increase or decrease the compensation of any individual at any time, or to terminate any employment or other relationship between any individual and the Corporation, any Subsidiary or any Affiliate. The obligation of the Corporation to pay any benefits pursuant to the Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Corporation to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any participant or beneficiary under the terms of the Plan.


22.     NONEXCLUSIVITY

        Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Corporation for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.


23.     GOVERNING LAW.

        This Plan and all Options to be granted hereunder shall be governed by the laws of the State of Delaware (but not including the choice of law rules thereof).


                                     * * *

        This Plan was amended and restated by the Board of Directors on February 1, 2000.